EXHIBIT 13.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Allot Ltd (the “Company”) on Form 20-F/A for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erez Antebi, and I, Ziv Leitman, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Erez Antebi Erez Antebi President and Chief Executive Officer (Principal Executive Officer)

Date:  July 1, 2020

/s/ Ziv Leitman Ziv Leitman Chief Financial Officer (Principal Financial Officer)

Date:  July 1, 2020

A signed original of this written statement required by Section 906 has been provided to Allot Ltd and will be retained by Allot Ltd and furnished to the Securities and Exchange Commission or its staff upon request.